EXHIBIT 10.20

AMENDED AND RESTATED
GUARANTEE AGREEMENT
dated as of
October 22, 2014,
among
USG CORPORATION,
CGC Inc.,
THE SUBSIDIARIES OF USG CORPORATION
IDENTIFIED HEREIN
and
JPMORGAN CHASE BANK, n.a.,
as Administrative Agent

TABLE OF CONTENTS

ARTICLE I

Definitions

SECTION 1.01.	Credit Agreement	1
SECTION 1.02.	Other Defined Terms	1

ARTICLE II

Guarantee

SECTION 2.01.	Guarantee	3
SECTION 2.02.	Guarantee of Payment	3
SECTION 2.03.	No Limitations	3
SECTION 2.04.	Reinstatement	4
SECTION 2.05.	Agreement To Pay; Subrogation	4
SECTION 2.06.	Information	4
SECTION 2.07.	Keepwell	4

ARTICLE III

Indemnity, Subrogation and Subordination

SECTION 3.01.	Indemnity and Subrogation	5
SECTION 3.02.	Contribution and Subrogation	5
SECTION 3.03.	Subordination	6

ARTICLE IV

Miscellaneous

SECTION 4.12.	Guarantee Absolute	10
SECTION 4.13.	Termination or Release	11
SECTION 4.14.	Additional Subsidiaries	11
SECTION 4.15.	Covenant	11

Schedules
Schedule I    Guarantors

Exhibits

Exhibit I    Form of Supplement

AMENDED AND RESTATED GUARANTEE AGREEMENT dated as of October 22, 2014 (this “Agreement”), among USG CORPORATION, a Delaware corporation (the “U.S. Borrower”), CGC INC., a New Brunswick corporation (the “Canadian Borrower”; the U.S. Borrower and the Canadian Borrower, collectively, the “Borrowers”, and each, individually, a “Borrower”), each Subsidiary of the U.S. Borrower from time to time party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.
Reference is made to the Fourth Amended and Restated Credit Agreement dated as of October 22, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the Lenders and Issuing Banks party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, JPMorgan Chase Bank N.A., Toronto Branch, as Canadian Administrative Agent, and Bank of America, N.A. and Wells Fargo Bank, National Association, as Co-Syndication Agents. The Lenders have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Subsidiaries party hereto are affiliates of the Borrowers, will derive substantial benefits from the extension of credit to the Borrowers pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows.

ARTICLE I

Definitions

SECTION 1.01. Credit Agreement. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement.

(b) The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Borrower” and “Borrowers” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Canadian Borrower” has the meaning assigned to such term in the preliminary statement of this Agreement.
“Canadian Guarantors” has the meaning assigned to such term in clause (b) of the definition of “Guarantors”.
“Canadian Obligation Claiming Party” has the meaning assigned to such term in Section 3.02.

“Canadian Obligation Contributing Party” has the meaning assigned to such term in Section 3.02.
“Claiming Party” means any Canadian Obligation Claiming Party or U.S. Obligation Claiming Party.
“Contributing Party” means any Canadian Obligation Contributing Party or U.S. Obligation Contributing Party.
“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.
“Guaranteed Parties” has the meaning assigned to the term “Secured Parties” in the Credit Agreement.
“Guarantors” means (a) with respect to the U.S. Secured Obligations, (i) the U.S. Borrower, (ii) the Domestic Subsidiaries identified on Schedule I hereto and (iii) each other Domestic Subsidiary that becomes a party to this Agreement after the Restatement Effective Date, in each case except with respect to the U.S. Secured Obligations of such Person (other than the U.S. Obligations of such Person described in clause (b) of the definition of the term “U.S. Obligations”) (the Persons specified in this clause (a), the “U.S. Guarantors”) (it being understood, for purposes of clarity, that no CFC Holdco or any Subsidiary of a CFC or a CFC Holdco shall be a U.S. Guarantor), and (b) with respect to the Canadian Secured Obligations, (i) each of the U.S. Guarantors, (ii) the Canadian Borrower and (iii) each other Canadian Subsidiary that becomes a party to this Agreement after the Restatement Effective Date (together with the Canadian Borrower, the “Canadian Guarantors”), in each case except with respect to the Canadian Secured Obligations of such Person (other than the Canadian Obligations of such Person described in clause (b) of the definition of the term “Canadian Obligations”).
“U.S. Borrower” has the meaning assigned to such term in the preliminary statement of this Agreement.
“U.S. Guarantors” has the meaning assigned to such term in clause (a) of the definition of “Guarantors”.
“U.S. Obligation Claiming Party” has the meaning assigned to such term in Section 3.02.
“U.S. Obligation Contributing Party” has the meaning assigned to such term in Section 3.02.
ARTICLE II

Guarantee

SECTION 2.01. Guarantee. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Canadian Secured Obligations, and each U.S. Guarantor unconditionally guarantees, jointly with the other U.S. Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the U.S. Secured Obligations. Each of the Guarantors further agrees that the Secured Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee thereof notwithstanding any extension or renewal of any Secured Obligation. Each of the Guarantors waives presentment to, demand of payment from and protest to either Borrower or any other Loan Party of any of the Secured Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

SECTION 2.02. Guarantee of Payment. Each of the Guarantors further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Guaranteed Party to any security held for the payment of the Secured Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Guaranteed Party in favor of either Borrower or any other Person.

SECTION 2.03. No Limitations. (a) Except for termination of a Guarantor’s obligations hereunder as expressly provided in Section 4.13, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Secured Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Administrative Agent or any other Guaranteed Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement; (iii) the release of any security, if any, held by the Administrative Agent or any other Guaranteed Party for the Secured Obligations or any of them; (iv) any default, failure or delay, wilful or otherwise, in the performance of the Secured Obligations; (v) any law, regulation, decree or order of any jurisdiction, or any other event, affecting any term of the Secured Obligations or any Loan Party’s rights with respect thereto; or (vi) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the payment in full in cash of all the Secured Obligations).

(b) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of either Borrower or any other Loan Party or the unenforceability of the Secured Obligations or any part thereof from any cause, or the cessation from any cause of the liability of either Borrower or any other Loan Party, other than the payment in full in cash of all the Secured Obligations (or, in the case of the Canadian Guarantors, the Canadian Secured Obligations). The Administrative Agent may, at its election, foreclose on any security held by it by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Secured Obligations, make any other accommodation with either Borrower or any other Loan Party or exercise any other right or remedy available to it against either Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Secured Obligations (or, in the case of the Canadian Guarantors, the Canadian Secured Obligations) have been paid in full in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election may operate, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against either Borrower or any other Loan Party, as the case may be, or any security.

SECTION 2.04. Reinstatement. Each of the U.S. Guarantors and the Canadian Guarantors agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Secured Obligation or the Canadian Secured Obligation, respectively, is rescinded or must otherwise be restored by the Administrative Agent or any other Guaranteed Party upon the bankruptcy or reorganization of either Borrower, any other Loan Party or otherwise.

SECTION 2.05. Agreement to Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Guaranteed Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of either Borrower or any other Loan Party to pay any Secured Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor (in the case of any such Secured Obligation that is a Canadian Secured Obligations) and each U.S. Guarantor (in the case of any such Secured Obligation that is a U.S. Secured Obligation) hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Guaranteed Parties in cash the amount of such unpaid Secured Obligation. Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against either Borrower or any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article III.

SECTION 2.06. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of each Borrower’s and each other Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Secured Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or the other Guaranteed Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

SECTION 2.07. Keepwell. Subject, in the case of the Canadian Guarantors, to Section 4.17, each Qualified ECP Guarantor (as defined below) hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor that would otherwise not be an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder to honor all of its obligations under this Agreement in respect of Specified Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 2.07 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.07 or otherwise under this Agreement voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 2.07 shall remain in full force and effect until the indefeasible payment in full in cash of all the Secured Obligations (or, in the case of the Canadian Guarantors, the Canadian Secured Obligations). Each Qualified ECP Guarantor intends that this Section 2.07 constitute, and this Section 2.07 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section la(18)(A)(v)(II) of the Commodity Exchange Act. For purposes hereof, “Qualified ECP Guarantor” means, in respect of any Specified Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee becomes or would become effective with respect to such Specified Swap Obligation and each other Loan Party that constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by guaranteeing or entering into a keepwell in respect of obligations of such other person under Section la(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE III

Indemnity, Subrogation and Subordination

SECTION 3.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 3.03), (a) each U.S. Guarantor agrees that in the event a payment of a U.S. Secured Obligation of such Guarantor shall be made by any other U.S. Guarantor under this Agreement, such U.S. Guarantor shall indemnify such other U.S. Guarantor for the full amount of such payment and such other U.S. Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) each Guarantor agrees that in the event a payment of a Canadian Secured Obligation of such Guarantor shall be made by any other Guarantor under this Agreement, such Guarantor shall indemnify such other Guarantor for the full amount of such payment and such other Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment.

SECTION 3.02. Contribution and Subrogation. Each Guarantor (a “Canadian Obligation Contributing Party”) agrees (subject to Section 3.03) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Canadian Secured Obligation and such other Guarantor (the “Canadian Obligation Claiming Party”) shall not have been fully indemnified by the applicable Guarantor as provided in Section 3.01, such Canadian Obligation Contributing Party shall indemnify the Canadian Obligation Claiming Party in an amount equal to the amount of such payment multiplied by a fraction of which the numerator shall be the net worth of such Canadian Obligation Contributing Party on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 4.14, the date of the supplement hereto executed and delivered by such Guarantor) and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 4.14, the date of the supplement hereto executed and delivered by such Guarantor). Each U.S. Guarantor (a “U.S. Obligation Contributing Party”) agrees (subject to Section 3.03) that, in the event a payment shall be made by any other U.S. Guarantor hereunder in respect of any U.S. Secured Obligation and such other U.S. Guarantor (the “U.S. Obligation Claiming Party”) shall not have been fully indemnified by the applicable Guarantor as provided in Section 3.01, such U.S. Obligation Contributing Party shall indemnify the U.S. Obligation Claiming Party in an amount equal to the amount of such payment multiplied by a fraction of which the numerator shall be the net worth of such U.S. Obligation Contributing Party on the date hereof (or, in the case of any U.S. Guarantor becoming a party hereto pursuant to Section 4.14, the date of the supplement hereto executed and delivered by such U.S. Guarantor) and the denominator shall be the aggregate net worth of all the U.S. Guarantors on the date hereof (or, in the case of any U.S. Guarantor becoming a party hereto pursuant to Section 4.14, the date of the supplement hereto executed and delivered by such U.S. Guarantor). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 3.02 shall be subrogated to the rights of such Claiming Party under Section 3.01 to the extent of such payment. Notwithstanding the foregoing, to the extent that any Claiming Party’s right to indemnification hereunder arises from a payment made to satisfy Secured Obligations constituting Specified Swap Obligations, only those Contributing Parties for whom such Specified Swap Obligations do not constitute Excluded Swap Obligations shall indemnify such Claiming Party, with the fraction set forth in the second preceding sentence being modified as appropriate to provide for indemnification of the entire indemnified amount.

SECTION 3.03. Subordination. (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 3.01 and 3.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the payment in full in cash of the Secured Obligations. No failure on the part of any Guarantor to make the payments required by Sections 3.01 and 3.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

(b) Each Guarantor hereby agrees that all Indebtedness owed by it to any other Subsidiary that is not a Loan Party shall be fully subordinated to the payment in full in cash of the Secured Obligations.

ARTICLE IV

Miscellaneous

SECTION 4.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Guarantor shall be given to it in care of the U.S. Borrower as provided in Section 9.01 of the Credit Agreement.

SECTION 4.02. Waivers; Amendment. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 4.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on any Guarantor in any case shall entitle any Guarantor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Guarantor or Guarantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement.

SECTION 4.03. Administrative Agent’s Fees and Expenses; Indemnification. (a) The parties hereto agree that the Administrative Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 9.03 of the Credit Agreement.

(b) Without limitation of its indemnification obligations under the other Loan Documents, subject to Section 4.17 with respect to each Canadian Guarantor, (i) each Canadian Guarantor jointly and severally agrees to indemnify the Administrative Agent and the other Indemnitees (as defined in Section 9.03 of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all out-of-pocket losses, claims, damages, liabilities and related reasonable expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any

Indemnitee arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement with respect to the Canadian Secured Obligations or any claim, litigation, investigation or proceeding relating to this Agreement or any instrument contemplated hereby with respect to the Canadian Secured Obligations, whether or not any Indemnitee is a party thereto, and (ii) each U.S. Guarantor jointly and severally agrees to indemnify the Administrative Agent and the other Indemnitees (as defined in Section 9.03 of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all out-of-pocket losses, claims, damages, liabilities and related reasonable expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating to this Agreement or any instrument contemplated hereby, whether or not any Indemnitee is a party thereto, provided that, in either case, such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from (A) the gross negligence, bad faith or wilful misconduct of such Indemnitee, (B) a material breach by such Indemnitee of its obligations under this Agreement or any other Loan Document or (C) claims of one or more Indemnitees against another Indemnitee (other than claims against the Administrative Agent or any Arranger in their respective capacities as such) and not involving any act or omission by either Borrower, any of the Subsidiaries or any of their respective Affiliates (or any of such Person’s Related Parties). None of the Guarantors shall, without the prior written consent of any Indemnitee, effect any settlement of any pending or threatened Proceeding in respect of which indemnity could have been sought under this Section 4.03(b) by such Indemnitee unless such settlement (x) includes an unconditional release of such Indemnitee in form and substance reasonably satisfactory to such Indemnitee from all liability or claims that are the subject matter of such Proceeding and (y) does not include any statement as to or any admission of fault, culpability, wrongdoing or a failure to act by or on behalf of such Indemnitee or any injunctive relief or other non-monetary remedy. The Guarantors shall not be liable for any settlement of any Proceeding if the amount of such settlement was effected without the U.S. Borrower’s consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled with the U.S. Borrower’s written consent or if there is a judgment by a court of competent jurisdiction for the plaintiff in any such Proceeding, the Guarantors, subject to Section 4.17 below with respect to the Canadian Guarantors, agree to indemnify and hold harmless each Indemnitee from and against any and all losses, claims, damages, penalties, liabilities and expenses by reason of such settlement or judgment in accordance with the other provisions of this Section 4.03(b).

(c) Any such amounts payable as provided hereunder shall be allocated as between the U.S. Guarantors and the Canadian Guarantors, as applicable, and shall be additional U.S. Secured Obligations or Canadian Secured Obligations, as applicable, guaranteed hereby. For the avoidance of doubt, and notwithstanding anything to the contrary in this Agreement or any Loan Document, no Canadian Guarantor shall be liable for the reimbursement and indemnification obligations under this Section 4.03 with respect to the U.S. Secured Obligations. The provisions of this Section 4.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any other Guaranteed Party. All amounts due under this Section 4.03 shall be payable not later than three Business Days after written demand therefor setting forth the basis for such claim in reasonable detail.

SECTION 4.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 4.05. Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Banks and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any Lender or Issuing Bank or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.

SECTION 4.06. Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of an original executed counterpart of this Agreement. This Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Loan Party and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Guarantor, the Administrative Agent and the other Guaranteed Parties and their respective successors and assigns, except that no Guarantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

SECTION 4.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good‑faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 4.08. Right of Set-Off. Subject to the last sentence of this Section 4.08, if an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Guarantor against any of and all the obligations of such Guarantor now or hereafter existing under this Agreement owed to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section 4.08 are in addition to other rights and remedies (including other rights of set-off) which such Lender may have. Notwithstanding the foregoing or anything else in this Agreement to the contrary, no Lender shall exercise any right of setoff under this Section 4.08 against any Canadian Guarantor or any of its properties or assets with respect to any Secured Obligations other than Canadian Secured Obligations.

SECTION 4.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement and any claim, controversy, dispute or cause of action (WHETHER in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be construed in accordance with and governed by the law of the State of New York.

(b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 4.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 4.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law. The parties hereto hereby agree that the U.S. Borrower shall be the authorized agent for the Canadian Borrower, upon whom process may be served in any suit, action or proceeding arising out of or relating to this Agreement or the performance of services hereunder which may be instituted in any court referred to in Section 4.09(b). Service of process upon the U.S. Borrower shall be deemed, in every respect, effective service of process upon the Canadian Borrower.

SECTION 4.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS

AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.10.

SECTION 4.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 4.12. Guarantee Absolute. All rights of the Administrative Agent hereunder and all obligations of each Guarantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement or instrument governing or evidencing any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument governing or evidencing any Secured Obligations, (c) any release or amendment or waiver of or consent under or departure from any guarantee guaranteeing all or any of the Secured Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Guarantor in respect of the Secured Obligations or this Agreement (other than the payment in full, in cash, of the Secured Obligations or, in the case of the Canadian Guarantors, the Canadian Secured Obligations).

SECTION 4.13. Termination or Release. (a) Subject to Section 2.04, this Agreement and the Guarantees made herein shall terminate when all the Obligations (as distinguished from the Secured Obligations) have been paid in full, in cash, and the Lenders have no further commitment to lend under the Credit Agreement, the LC Exposure has been reduced to zero (or cash collateralized in an amount equal to 103% of the aggregate undrawn amount of all outstanding Letters of Credit (for each Letter of Credit, denominated in the currency of such Letter of Credit) or otherwise collateralized (i.e., by issuance of backstop letters of credit to the applicable Issuing Banks in respect thereof), in each case in a manner satisfactory to the applicable Issuing Banks) and the Issuing Banks have no further obligations to issue Letters of Credit under the Credit Agreement; provided that this Agreement and the Guarantees made herein shall terminate with respect to the Canadian Guarantors when all the Canadian Obligations (as distinguished from the Canadian Secured Obligations) have been paid in full, in cash, and the Lenders have no further commitment to lend to the Canadian Borrower under the Credit Agreement, the LC Exposure in respect of Letters of Credit issued to the Canadian Borrower (or with respect to which the Canadian Borrower is a co-applicant) has been reduced to zero (or cash collateralized in an amount equal to 103% of the aggregate undrawn amount of all such outstanding Letters of Credit (for each Letter of Credit, denominated in the currency of such Letter of Credit) or otherwise collateralized (i.e., by issuance of backstop letters of credit to the applicable Issuing Banks in respect thereof), in each case in a manner satisfactory to the applicable Issuing Banks) and the Issuing Banks have no further obligations to issue Letters of Credit to the Canadian Borrower (or to any Subsidiary with the Canadian Borrower as a co-applicant) under the Credit Agreement.

(b) A Guarantor shall automatically be released from its obligations hereunder upon the consummation of any transaction permitted by, or that would not otherwise result in a Default under, the Credit Agreement as a result of which such Guarantor ceases to be a Subsidiary, provided that the Required Lenders shall have consented to such transaction (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise.

(c) In connection with any termination or release pursuant to paragraph (a) or (b) of this Section 4.13, the Administrative Agent shall execute and deliver to any Guarantor, at such Guarantor’s expense, all documents that such Guarantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 4.13 shall be without recourse to or warranty by the Administrative Agent.

SECTION 4.14. Additional Subsidiaries. Pursuant to the Credit Agreement, and solely to the extent required thereby, certain Domestic Material Subsidiaries and Canadian Material Subsidiaries that were not in existence or not Domestic Material Subsidiaries or Canadian Material Subsidiaries on the date of the Credit Agreement (as well as certain other Subsidiaries specified by the U.S. Borrower) may be required to enter in this Agreement as a Guarantor upon becoming such a Domestic Material Subsidiary or a Canadian Material Subsidiary (or upon such designation). Upon execution and delivery by the Administrative Agent and a Subsidiary of an instrument in the form of Exhibit I hereto, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

SECTION 4.15. Covenant. Each Guarantor agrees to be bound by the provisions of Section 2.16 of the Credit Agreement with the same force and effect, and to the same extent, as if such Guarantor were a party to the Credit Agreement.

SECTION 4.16. Amendment and Restatement. From and after the Restatement Effective Date, this Agreement amends and restates that certain Guaranty Agreement dated as of January 7, 2009 (the “Original Guaranty”), among the U.S. Borrower, those of its Subsidiaries then parties thereto (the “Original Guarantors”) and the Administrative Agent, and from and after such date, all references in the Credit Agreement and the other Loan Documents to the Guaranty Agreement shall be deemed to refer to this Agreement. In connection therewith, it is hereby acknowledged and agreed that those Original Guarantors which were parties to the Original Guaranty but which are not parties to this Agreement (the “Released Original Guarantors”) are hereby released from all obligations and liabilities under the Original Guaranty and shall no longer be deemed Guarantors or Loan Parties under and pursuant to the Loan Documents. Other than as set forth in the immediately preceding sentence, upon the Restatement Effective Date, all obligations of the Loan Parties under the Original Guarantee shall become obligations of the Loan Parties under this Agreement and the provisions of the Original Guaranty shall be superseded (but not novated or extinguished) by the provisions of this Agreement.

SECTION 4.17. Bifurcation. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, except with respect to Secured Obligations for which the Canadian Loan Parties (as distinguished from the Loan Parties generally) are expressly liable under this Agreement or any other Loan Document, neither the Canadian Borrower nor any other Canadian Loan Party shall guaranty, pledge assets in support of, be subject to any right of setoff with respect to, or otherwise be liable for any Obligations that are not Canadian Secured Obligations, including all indemnities and costs and expenses that do not solely relate to the Canadian Secured Obligations, the Canadian Loan Parties or any Canadian Collateral. In furtherance of the foregoing, each of the parties acknowledges and agrees that the liability of any Canadian Loan Party for the payment and performance of its covenants, representations and warranties set forth in this Agreement and the other Loan Documents shall be several from but not joint with the U.S. Secured Obligations; and the Collateral of the Canadian Loan Parties shall not secure or be applied in satisfaction, by way of payment, prepayment, or otherwise, of all or any portion of the U.S. Secured Obligations. For the avoidance of doubt, the U.S. Loan Parties shall be jointly and severally liable for all U.S. Secured Obligations and Canadian Secured Obligations.Schedule I to Guarantee Agreement.

U.S. GUARANTORS

L&W Supply Corporation
United States Gypsum Company
USG Interiors, LLC
California Wholesale Material Supply, LLC
Livonia Building Materials, LLC
Otsego Paper, Inc.

SUPPLEMENT NO. __ dated as of _________, 20__ (this “Supplement”), to the Amended and Restated Guarantee Agreement dated as of October 22, 2014 (as amended, supplemented or otherwise modified from time to time, the “Guarantee Agreement”), among USG CORPORATION, a Delaware corporation (the “U.S. Borrower”), CGC INC., a New Brunswick corporation (the “Canadian Borrower”; the U.S. Borrower and the Canadian Borrower, collectively, the “Borrowers”, and each, individually, a “Borrower”), the Subsidiaries of the U.S. Borrower from time to time party thereto (together with the Borrowers, the “Guarantors”) and JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).
A. Reference is made to the Fourth Amended and Restated Credit Agreement dated as of October 22, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the Lenders and Issuing Banks party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, JPMorgan Chase Bank N.A., Toronto Branch, as Canadian Administrative Agent, and Bank of America, N.A. and Wells Fargo Bank, National Association, as Co-Syndication Agents.
B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Guarantee Agreement referred to therein.
C. The Guarantors have entered into the Guarantee Agreement in order to induce the Lenders to make Loans and the Issuing Banks to issue Letters of Credit. Section 4.14 of the Guarantee Agreement provides that additional Subsidiaries may become Guarantors under the Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guarantee Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.
Accordingly, the Administrative Agent and the New Subsidiary agree as follows:
SECTION 1. In accordance with Section 4.14 of the Guarantee Agreement, the New Subsidiary by its signature below becomes a Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Guarantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Guarantee Agreement applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a “Guarantor” in the Guarantee Agreement shall be deemed to include the New Subsidiary. The Guarantee Agreement is hereby incorporated herein by reference.
SECTION 2. The New Subsidiary represents and warrants to the Administrative Agent and the other Guaranteed Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.
SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the

Administrative Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Administrative Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile or other electronic transmission shall be as effective as delivery of an original executed counterpart of this Supplement.
SECTION 4. Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.
SECTION 5. This supplement and any claim, controversy, dispute or cause of action (WHETHER in contract or tort or otherwise) based upon, arising out of or relating to this supplement and the transactions contemplated hereby shall be construed in accordance with and governed by the law of the State of New York.
SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 4.01 of the Guarantee Agreement.
SECTION 8. The New Subsidiary agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.
[Signature Pages Follow]

IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Guarantee Agreement as of the day and year first above written.

[Name Of New Subsidiary],
by

Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent,
by

Name:
Title: